UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 23, 2009 (October 1, 2009)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this "Amendment") amends the Current Report on Form 8-K of China Information Security Technology, Inc. (the "Company") that was previously filed with the Securities and Exchange Commission on October 5, 2009 (the "Original Filing"). This Amendment is being filed solely to correct the Company’s disclosure under Item 9.01 of the Original Filing, to state that, in connection with the Company’s acquisition of 100% of the issued and outstanding capital stock of Topwell Treasure Ltd. ("Topwell"), the Company is not required to file financial statements and pro forma financial statements pursuant to Rule 3-05(b) and Article 11 of Regulation S-X for Topwell and its wholly-owned Chinese subsidiary, Huipu Electronics (Shenzhen) Co., Ltd. Specifically, the Company is amending the Original Filing to remove the disclosure under subsections (a) and (b) of Item 9.01. No modification or update is otherwise made to any other disclosures in the Original Filing, nor does this Amendment reflect any events occurring after the date of the Original Filing.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

Exhibit No.	Description

10.1

Share Purchase Agreement, dated August 28, 2009, by and among China Public Security Holdings Limited, Topwell Treasure Ltd., Rita Kwai Fong Leung and the registrant. (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on August 31, 2009).

99.1	Press Release, dated August 31, 2009 (incorporated by reference to Exhibit 99.1 of the current report on Form 8-K filed by the Company on August 31, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

Dated: November 23, 2009	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Share Purchase Agreement, dated August 28, 2009, by and among China Public Security Holdings Limited, Topwell Treasure Ltd., Rita Kwai Fong Leung and the registrant. (incorporated by reference to Exhibit 10.1 of the current report on Form 8-K filed by the Company on August 31, 2009).

99.1	Press Release, dated August 31, 2009 (incorporated by reference to Exhibit 99.1 of the current report on Form 8-K filed by the Company on August 31, 2009).